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                                      -8-

                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 33-63673, 33-58686, and 33-53159) and Form S-8 (Nos.
2-63038, 2-84088, 33-15319, 33-16790, 33-28413, 33-35305, 33-50813, 33-64959,
333-03941, 333-61859, 333-66051, 333-90309, 333-48202, 333-60402, and 333-83426)
of Gannett Co., Inc. of our report dated February 7, 2002 relating to the financial statements of Gannett Co., Inc. which appears in the Current Report on Form 8-K of Gannett Co., Inc. dated March 11, 2002.



PRICEWATERHOUSECOOPERS LLP

McLean, VA
March 11, 2002